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                                 [CSK AUTOLOGO]

                                                                 Exhibit 10.01.2

March 30, 2000

Jim Bazlen
4421 East Horseshoe Road
Phoenix, Arizona 85028

Dear Jim:

This letter shall serve to confirm the terms and conditions of your employment relationship with CSK Auto, Inc. (the "Company") effective as of April 1, 2000 (the "Effective Date"):

1. Concurrently with your resignation as President and Chief Operating Officer on the Effective Date, you will be retained as an employee to work on specific projects as designated by Martin Fraser, the new President and Chief Operating Officer, or me. It is understood that you shall perform these services from the Company's principal offices in Phoenix, Arizona, your home or any other location, at your discretion. You shall work such hours as are necessary to perform the designated work, with the understanding that nothing herein shall be deemed to prohibit you from engaging in outside employment that does not interfere with your ability to perform your Company-assigned duties and responsibilities.

2. You shall be paid an annual base salary of $100,000, to be paid on a bi-weekly basis.

3. You shall continue to receive such medical, dental, insurance, 401(k) and other benefits as were available to you prior to the Effective Date; provided, however that you will no longer be provided with a company car and will not participate in the Company's "G & A" bonus program or any other similar plans.

4. With respect to the terms of the Stock Option Agreement dated November 1, 1996 and two separate Non-Qualified Stock Option Contracts dated March 18, 1999 and December 21, 1999, respectively (collectively, the "Stock Option Agreements"), it is understood that your change in employment status as of the Effective Date shall not serve to terminate the vesting or exerciseability of any stock options granted to you, and such vesting and exerciseability shall be governed by the terms of the Stock Option Agreements based on your continued employment with the Company.

5. Upon presentation of acceptable substantiation therefor, the Company will pay or reimburse you for such reasonable travel, entertainment and other expenses as you may incur during your employment in connection with the performance of his duties hereunder. Federal, state and local income taxes shall be withheld on all cash and in-kind payments made by the Company to you in accordance with applicable tax laws and regulations.

6. You agree that you shall not use for your own purpose or for the benefit of any person or entity other than the Company or its shareholders or affiliates, nor otherwise disclose to any individual or entity, at any time while you are employed by the Company or thereafter any proprietary information of the Company unless such disclosure (a) has been authorized by the Board, (b) is, in your good faith judgment required in the course of your employment hereunder,






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Jim Bazlen
March 30, 2000
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or (c) is required by law, a court of competent jurisdiction, or a governmental or regulatory agency. For purposes of this Agreement, the term "proprietary information" shall mean: (a) the name or address of any customer, supplier or affiliate of the Company, or any information concerning the transactions or relations of any customer, supplier or affiliate of the Company or any of its shareholders; (b) any information concerning any product, technology or procedure employed by the Company, but not generally known to its customers, suppliers or competitors, or under development by or being tested by the Company, but not at the time offered generally to customers or suppliers; (c) any information relating to the marketing methods, sales margins, discounts, rebates, suppliers incentives, or the like, the capital structure, or results of any business plan of the Company; (d) any information contained in the Company's policies and procedures or employees' manual; (e) any inventions, innovations, trade secrets or other items covered by Paragraph 7 below; and (f) any other information which the Board has determined by resolution and communicated to you to be confidential or proprietary. However, proprietary information shall not include any information that is or becomes generally known to the industries in which the Company competes other than through your actions in violation of this paragraph.

7. You agree that, while you are employed by the Company or at any time thereafter, you shall not, except as required by law, give any "confidential records" (as hereinafter defined) to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company or as required by law, a court of competent jurisdiction, or a governmental or regulatory agency, nor shall you retain any of the same following termination of this employment, without the prior approval of the Board. For purposes hereof, "confidential records" means all correspondence, memoranda, files, manuals, financial, operating or marketing records, magnetic tape, or electronic or other media of any kind which may be in your possession or under your control or accessible to you which contain any proprietary information as defined in Paragraph 6 above.

8. You agree that all inventions, innovations, trade secrets, patents and processes development by you alone or in conjunction with others at any time during your employment by the Company shall belong to the Company. You will use your best efforts to perform all actions reasonably requested by the Board to establish and confirm such ownership by the Company.

9. For purposes of this letter, the term "Company" shall include the Company and any and all of its subsidiaries, ventures or affiliates, whether currently existing or hereafter formed.

10. The parties hereto agree that the duration and area for which the covenants set forth herein are to be effective are reasonable. In the event that any court or arbitrator determines that the time period of the area, or both of them, are unreasonable and that any of the covenants are to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. The parties intend that this Agreement will be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America. You agree that damages are an inadequate remedy for any breach of





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Jim Bazlen
March 30, 2000
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the covenants in this letter, and the Company will, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Agreement.

11. As of the Effective Date, the Employment Agreement as amended and restated as of June 12, 1998 between you and the Company shall be deemed to be terminated and of no further force or effect.

12. You represent that you are free to enter into this agreement and that you are not bound by any agreement or other restriction which would interfere with your acceptance of employment or the full, timely and faithful performance of your duties.

13. This agreement represents the entire understanding with respect to the subject matter hereof, may not be amended except in writing, and shall be of no force or effect until signed by both parties hereto.

14. This agreement may be terminated by either of us at any time, with or without cause, and upon such termination you shall not be entitled to any further compensation or benefits hereunder. Nothing herein shall be construed as modifying the "at will" employment relationship described herein, except by written document executed by the President or me.

If the foregoing is acceptable, please acknowledge your agreement to the terms and conditions set forth above by signing and dating below.

Very truly yours,

/s/ Maynard L. Jenkins

Maynard L. Jenkins
Chairman and Chief Executive Officer


Acknowledged and Accepted
this _____ day of March, 2000


/s/ Jim Bazlen
_____________________
Jim Bazlen